Exhibit 23.1

[LETTERHEAD OF ROWLES & COMPANY, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Carrollton Bancorp on Form S-8 of our report dated February 24, 2004, appearing in the Annual Report on Form 10-K of Carrollton Bancorp for the year ended December 31, 2003.

Baltimore, Maryland	/s/ Rowles & Company, LLP
December 2, 2004